ADTRAN Holdings, Inc. reports fourth quarter and full year 2025 financial results

Huntsville, Alabama, USA. — Feb. 25, 2026 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” “ADTRAN” or the “Company”) today announced its unaudited financial results for the fourth quarter ended December 31, 2025.

•
Revenue: $291.6 million, up 20.1% year-over-year.
•
GAAP gross margin of 39.0%; Non-GAAP gross margin of 42.5%; up 213 and 122 basis points year-over-year, respectively.
•
Operating margin: GAAP operating margin of 1.5%; non-GAAP operating margin of 6.4%.
•
Net cash provided by operating activities of $42.2 million.
•
GAAP diluted loss per share of $0.02; non-GAAP diluted earnings per share of $0.16.
•
Cash and cash equivalents of $95.7 million.

ADTRAN Holdings Chairman and Chief Executive Officer Tom Stanton stated, “We delivered a strong fourth quarter, with revenue above our outlook and growth across all three revenue categories. Performance reflected solid execution and sustained fiber investment across our core markets.”

Mr. Stanton added, “As we look at 2026, we see solid momentum with cloud and enterprise customers, strong broadband activity in the US and increasing high-risk vendor replacement initiatives in Europe. Our priorities remain focused on expanding operating margin, cash generation, and converting the customer opportunities we are seeing across our portfolio.”

Business outlook1

For the first quarter of 2026, the Company expects revenue to be within a range of $275.0 million to $295.0 million. Non-GAAP operating margin is expected to be within a range of 4.0% to 8.0%.

1 Non-GAAP operating margin (which is calculated as non-GAAP operating income (loss) divided by revenue) is a non-GAAP financial measure. The Company has provided guidance for its first quarter 2026 non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, such as acquisition related expenses, amortizations and adjustments, stock-based compensation expense, restructuring expenses, integration expenses, deferred compensation adjustments, professional fees and other expenses, and goodwill impairment, that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results.

Conference call

The Company will hold a conference call to discuss its fourth quarter and full year 2025 results on Thursday, February 26, 2026, at 7:30 a.m. Central Time (2:30 p.m. Central European Time). The Company will webcast this conference call at the events and presentations section of ADTRAN Holdings, Inc. Investor Relations website at https://events.q4inc.com/attendee/203363753 approximately 10 minutes before the start of the call, or you may dial 1-888-330-2391 (Toll-Free US) or 1-240-789-2702, and use Conference ID 8936454.

An online replay of the Company’s conference call, as well as the transcript of the call, will be available on the Investor Relations site https://investors.adtran.com/shortly following the call and will remain available for at least

12 months. For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Upcoming conference schedule

March 10, 2026: Stifel 2026 One-on-One Conference – New York

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran.com, LinkedIn and X.

Cautionary note regarding forward-looking statements

Statements contained in this press release and the accompanying earnings call which are not historical facts, such as those relating to future market conditions, future priorities, customer demand (including with respect to future fiber investments, upgrade activity in the U.S. and Europe, and future customer opportunities), and ADTRAN Holdings’ strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “look forward,” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to remain in compliance with the covenants set forth in and satisfy the payment obligations under our credit agreement and convertible notes, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks posed by potential breaches of information systems and cyber-attacks; (viii) the risk that we may not be able to effectively compete, including through product improvements and development; and (ix) the other risks set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as amended, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and our Annual Reporting on Form 10-K for the year ended December 31, 2025 to be filed with the SEC.

Explanation of use of non-GAAP financial measures

Set forth in the tables below under the heading “Supplemental Information” are reconciliations of gross profit, gross margin, operating expenses, operating income (loss), operating margin, other expense, net loss inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share - basic and diluted, attributable to the Company, and net cash provided by operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other expense, non-GAAP net income (loss) inclusive of the non-controlling interest, non-GAAP net income (loss) attributable to the Company, non-GAAP net earnings (loss) per share - basic and diluted, attributable to the Company, and free cash flow, respectively. Such non-GAAP measures exclude acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations), stock-based compensation expense, restructuring expenses, integration expenses, deferred compensation adjustments, goodwill impairments, professional fees and other expenses, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment, and developed technologies. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company. These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Peter Schuman, IRC

+1 256 963 6305

investor.relations@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

ASSETS	December 31, 2025	December 31, 2024
Current Assets
Cash and cash equivalents	$95,696	$76,021
Accounts receivable, net	210,687	178,030
Other receivables	7,046	9,775
Inventory, net	215,736	261,557
Income tax receivable	3,667	5,461
Prepaid expenses and other current assets	55,317	56,395
Short-term investments - deferred compensation	35,174	—
Assets held for sale	11,901	11,901
Total Current Assets	635,224	599,140
Property, plant and equipment, net	124,384	106,454
Goodwill	59,983	52,918
Intangibles, net	294,047	284,893
Deferred tax assets	16,481	17,826
Other non-current assets	73,352	78,128
Long-term investments	1,022	32,060
Total Assets	$1,204,493	$1,171,419
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$167,337	$171,825
Unearned revenue	87,541	52,701
Accrued expenses and other liabilities	33,690	34,158
Accrued wages and benefits	32,203	32,853
Deferred compensation liability	37,447	—
Income tax payable	3,642	1,936
Total Current Liabilities	361,860	293,473
Non-current revolving credit agreement outstanding	25,000	189,576
Non-current convertible senior notes, net of debt issuance costs	193,038	—
Deferred tax liabilities	27,453	30,372
Non-current unearned revenue	27,143	22,065
Non-current pension liability	6,277	8,983
Non-current deferred compensation liability	—	33,203
Non-current lease obligations	27,000	25,925
Other non-current liabilities	17,564	17,928
Total Liabilities	685,335	621,525
Redeemable Non-Controlling Interest	373,328	422,943
Equity
Common stock	802	795
Additional paid-in capital	801,269	808,913
Accumulated other comprehensive income	78,877	11,254
Retained deficit	(730,010)	(688,813)
Treasury stock	(5,108)	(5,198)
Total Equity	145,830	126,951
Total Liabilities and Equity	$1,204,493	$1,171,419

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025		2024	2025		2024
Revenue
Network Solutions	$242,653		$197,009	$896,911		$738,964
Services & Support	48,907		45,843	186,896		183,756
Total Revenue	291,560		242,852	1,083,807		922,720
Cost of Revenue
Network Solutions	157,472		135,861	592,141		517,220
Network Solutions - charges and inventory write-down	—		—	—		8,597
Services & Support	20,359		17,435	76,711		72,739
Total Cost of Revenue	177,831		153,296	668,852		598,556
Gross Profit	113,729		89,556	414,955		324,164
Selling, general and administrative expenses	57,409		57,013	226,275		232,918
Research and development expenses	51,842		49,314	204,276		221,458
Goodwill impairment	—		—	—		297,353
Operating Income (Loss)	4,478		(16,771)	(15,596)		(427,565)
Interest and dividend income	1,703		1,631	2,321		3,058
Interest expense	(4,520)		(4,870)	(19,344)		(22,053)
Net investment (loss) gain	(574)		(920)	3,001		3,587
Other income (expense), net	805		687	(1,632)		246
Income (Loss) Before Income Taxes	1,892		(20,243)	(31,250)		(442,727)
Income tax expense	(3,172)		(23,461)	(4,993)		(7,340)
Net Loss	$(1,280)		$(43,704)	$(36,243)		$(450,067)
Net Income attributable to non-controlling interest (1)	2,316		2,407	9,413		9,824
Net Loss attributable to ADTRAN Holdings, Inc.	$(3,596)		$(46,111)	$(45,656)		$(459,891)

Weighted average shares outstanding – basic	79,877		79,091	79,742		78,928
Weighted average shares outstanding – diluted	79,877		79,091	79,742		78,928

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.02)	(2)	$(0.58)	$(0.52)	(1)	$(5.79)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.02)	(2)	$(0.58)	$(0.52)	(1)	$(5.79)

(1) For the three and twelve months ended December 31, 2025 we accrued $2.3 million and $9.3 million, respectively, net income attributable to non-controlling interest, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA. For the three and twelve months ended December 31, 2024, we accrued $2.4 million and $9.8 million, respectively, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA.

(2) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects $2.1 million and $4.1 million effect of redemption of RNCI for the three and twelve months ended December 31, 2025 and $0 and $3.0 million effect of redemption of RNCI for the three and twelve months ended December 31, 2024.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net Loss	$(36,243)	$(450,067)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	92,546	90,529
Goodwill impairment	—	297,353
Amortization of revolving credit facility issuance costs	1,351	3,950
Amortization of convertible notes issuance costs	441	—
Gain on investments	(4,740)	(5,030)
Net loss on disposal of property, plant and equipment	228	1,371
Stock-based compensation expense	10,062	15,988
Deferred income taxes	(3,847)	5,576
Inventory write down - business efficiency program	—	4,135
Inventory reserves	(2,541)	5,316
Change in operating assets and liabilities:
Accounts receivable, net	(18,301)	46,108
Other receivables	5,767	10,713
Income taxes receivable	2,034	648
Inventory	64,494	79,985
Prepaid expenses other current assets and other assets	19,223	(13,445)
Accounts payable	17,982	10,238
Accrued expenses and other liabilities	(17,967)	4,873
Income taxes payable	(722)	(4,670)
Net cash provided by operating activities	129,767	103,571
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,737)	(34,501)
Purchases of intangibles - developed technology	(37,528)	(30,671)
Proceeds from sales and maturities of available-for-sale investments	1,019	1,240
Purchases of available-for-sale investments	(383)	(268)
Payments for beneficial interests in securitized accounts receivable	(539)	(55)
Net cash used in investing activities	(69,168)	(64,255)
Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(1,478)	(1,143)
Proceeds from stock option exercises	1,829	824
Proceeds from receivables purchase agreement	—	68,556
Repayments on receivables purchase agreement	—	(83,772)
Proceeds from draw on revolving credit agreements	49,000	26,000
Repayment of revolving credit agreements	(214,000)	(31,000)
Redemption of redeemable non-controlling interest	(46,575)	(17,398)
Payment of annual recurring compensation to non-controlling interest	(10,053)	(10,084)
Payment of debt issuance cost	(9,003)	(1,994)
Proceeds from issuance of senior convertible notes	201,250	—
Payments for capped call transactions related to convertible senior notes	(17,650)	—
Net cash used in financing activities	(46,680)	(50,011)
Net increase (decrease) in cash and cash equivalents	13,919	(10,695)
Effect of exchange rate changes	5,756	(451)
Cash and cash equivalents, beginning of year	76,021	87,167
Cash and cash equivalents, end of year	$95,696	$76,021

Supplemental disclosure of cash financing activities:
Cash paid for interest	$13,273	$20,884
Cash used in operating activities related to operating leases	$10,216	$9,274
Supplemental disclosure of non-cash investing activities and financing activities:
Right-of-use assets obtained in exchange for lease obligations	$6,432	$5,317
Purchases of property, plant and equipment included in accounts payable	$3,716	$2,635
Purchases of property, plant and equipment included in other non-current liabilities	$5,119	$—
Redemption of redeemable non-controlling interest	$4,085	$2,986

Supplemental Information

Reconciliation of Gross Profit and Gross Margin to

Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total Revenue	$291,560	$279,435	$242,852	$1,083,807	$922,720

Cost of Revenue	$177,831	$172,309	$153,296	$668,852	$598,556
Acquisition-related expenses, amortization and adjustments (1)	(9,964)	(10,140)	(9,980)	(40,534)	(40,497)
Stock-based compensation expense	(232)	(265)	(317)	(986)	(1,142)
Restructuring expenses (2)	—	—	(538)	—	(14,580)
Integration expenses (3)	—	—	123	—	19
Non-GAAP Cost of Revenue	$167,635	$161,904	$142,584	$627,332	$542,356

Gross Profit	$113,729	$107,126	$89,556	$414,955	$324,164
Non-GAAP Gross Profit	$123,925	$117,531	$100,268	$456,475	$380,364

Gross Margin	39.0%	38.3%	36.9%	38.3%	35.1%
Non-GAAP Gross Margin	42.5%	42.1%	41.3%	42.1%	41.2%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks, which bonus program was completed as of December 31, 2024.

Supplemental Information

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended						Twelve Months Ended
	December 31, 2025		September 30, 2025		December 31, 2024		December 31, 2025		December 31, 2024
Operating Expenses	$109,251		$109,914		$106,327		$430,551		$751,729
Acquisition-related expenses, amortization and adjustments (1)	(1,805)	(2)	(1,898)	(8)	(5,294)	(11)	(8,127)	(15)	(22,462)	(19)
Stock-based compensation expense	(1,092)	(3)	(2,589)	(9)	(2,853)	(12)	(9,076)	(16)	(12,810)	(20)
Restructuring expenses (4)	—		—		(3,567)	(13)	284	(17)	(30,101)	(21)
Integration expenses (5)	—		—		(586)	(14)	—		(1,930)	(22)
Deferred compensation adjustments (6)	781		(2,317)		451		(3,023)		(3,808)
Goodwill impairment	—		—		—		—		(297,353)	(23)
Professional fees and other expenses	(1,988)	(7)	(694)	(10)	—		(5,835)	(18)	—
Non-GAAP Operating Expenses	$105,147		$102,416		$94,478		$404,774		$383,265

(1) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.4 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $0.4 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(5) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks, which was completed as of December 31, 2024.

(6) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(7) $2.0 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and a related SEC inquiry, a provision in connection with a potential 401(k) plan corrective action, and fees relating to other one-time professional fees and business expenses.

(8) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(9) $1.8 million is included in selling, general and administrative expenses and $0.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(10) $0.7 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and a related SEC inquiry as well as fees relating to other one-time professional fees and business expenses.

(11) Includes $4.3 million of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $1.0 million of legal and advisory fees related to a potential strategic transaction which are included in selling, general and administrative expenses on the condensed consolidated statements of loss.

(12) $1.9 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(13) $1.2 million is included in selling, general and administrative expenses and $2.4 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024. The Business Efficiency Program was completed as of December 31, 2024.

(14) $0.6 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE which bonus program was completed as of December 31, 2024.

(15) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $6.4 million is included in selling, general and administrative expenses and $1.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(16) $6.0 million is included in selling, general and administrative expenses and $3.1 million is included in research and development expenses on the condensed consolidated statements of loss.

(17) Includes a true-up of expenses on the condensed consolidated statements of loss for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(18) $5.8 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and a related SEC inquiry, a provision in connection with a potential 401(k) plan corrective action, employee exit costs and fees relating to other one-time professional fees and business expenses.

(19) Includes $17.6 million of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $4.9 million of legal and advisory fees related to a potential strategic transaction which are included in selling, general and administrative expenses on the condensed consolidated statements of loss.

(20) $9.0 million is included in selling, general and administrative expenses and $3.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(21) $9.1 million is included in selling, general and administrative expenses and $21.0 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024. The Business Efficiency Program was completed as of December 31, 2024.

(22) $1.8 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(23) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

Supplemental Information

Reconciliation of Operating Income (Loss) and Operating Margin to Non-GAAP Operating Income (Loss)

and Non-GAAP Operating Margin

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total Revenue	$291,560	$279,435	$242,852	$1,083,807	$922,720

Operating Income (Loss)	$4,478	$(2,788)	$(16,771)	$(15,596)	$(427,565)
Acquisition related expenses, amortizations and adjustments (1)	11,769	12,038	15,274	48,661	62,959
Stock-based compensation expense	1,324	2,855	3,169	10,062	13,951
Restructuring expenses (2)	—	—	4,105	(284)	44,681
Integration expenses (3)	—	—	464	—	1,911
Deferred compensation adjustments (4)	(781)	2,317	(451)	3,023	3,808
Goodwill impairment (5)	—	—	—	—	297,353
Professional fees and other expenses (6)	1,988	694	—	5,835	—
Non-GAAP Operating Income (Loss)	$18,778	$15,116	$5,790	$51,701	$(2,902)

Operating Margin	1.5%	-1.0%	-6.9%	-1.4%	-46.3%
Non-GAAP Operating Margin	6.4%	5.4%	2.4%	4.8%	-0.3%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for the Company's Business Efficiency Program, which was designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks, which bonus program was completed as of December 31, 2024.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

(6) Includes professional fees related to an internal investigation and a related SEC inquiry, a provision in connection with a potential 401(k) plan corrective action, employee exit costs and fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Other Expense to Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest and dividend income	$1,703	$291	$1,631	$2,321	$3,058
Interest expense	(4,520)	(5,499)	(4,870)	(19,344)	(22,053)
Net investment (loss) gain	(574)	2,186	(920)	3,001	3,587
Other income (expense), net	805	(745)	687	(1,632)	246
Total Other Expense	$(2,586)	$(3,767)	$(3,472)	$(15,654)	$(15,162)
Deferred compensation adjustments (1)	601	(2,210)	1,090	(2,928)	(3,539)
Pension expense (2)	12	13	7	47	28
Non-GAAP Other Expense	$(1,973)	$(5,964)	$(2,375)	$(18,535)	$(18,673)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net Loss inclusive of Non-Controlling Interest to

Non-GAAP Net Income (Loss) inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to ADTRAN Holdings, Inc. and

Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. and

Non-GAAP Earnings (Loss) per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Loss attributable to ADTRAN Holdings, Inc. common stockholders	$(1,521)	$(9,743)	$(46,106)	$(41,571)	$(456,910)
Effect of redemption of RNCI (1)	(2,075)	(519)	(5)	(4,085)	(2,981)
Net Loss attributable to ADTRAN Holdings, Inc.	$(3,596)	$(10,262)	$(46,111)	$(45,656)	$(459,891)
Net Income attributable to non-controlling interest (2)	2,316	2,505	2,407	9,413	9,824
Net Loss inclusive of non-controlling interest	$(1,280)	$(7,757)	$(43,704)	$(36,243)	$(450,067)
Acquisition related expenses, amortization and adjustments (3)	11,769	12,038	15,274	48,661	62,959
Stock-based compensation expense	1,324	2,855	3,169	10,062	13,951
Deferred compensation adjustments (4)	(180)	107	639	95	269
Pension adjustments (5)	12	13	7	47	28
Restructuring expenses (6)	—	—	4,105	(284)	44,681
Integration expenses (7)	—	—	464	—	1,911
Goodwill impairment	—	—	—	—	297,353
Professional fees and other expenses (8)	1,988	694	—	5,835	—
Tax effect of adjustments to net loss	(628)	(2,301)	20,675	(4,521)	2,709
Non-GAAP Net Income (Loss) inclusive of non-controlling interest	$13,005	$5,649	$629	$23,652	$(26,206)
Net Income attributable to non-controlling interest (2)	2,316	2,505	2,407	9,413	9,824
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc.	$10,689	$3,144	$(1,778)	$14,239	$(36,030)
Effect of redemption of RNCI (1)	2,075	519	5	4,085	2,981
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. common stockholders	$12,764	$3,663	$(1,773)	$18,324	$(33,049)

Weighted average shares outstanding – basic	79,877	79,803	79,091	79,742	78,928
Weighted average shares outstanding – diluted	79,877	79,803	79,091	79,742	78,928

Loss per common share attributable to ADTRAN Holdings, Inc. - basic	$(0.02)	$(0.12)	$(0.58)	$(0.52)	$(5.79)
Loss per common share attributable to ADTRAN Holdings, Inc. - diluted	$(0.02)	$(0.12)	$(0.58)	$(0.52)	$(5.79)

Non-GAAP Earnings (Loss) per common share attributable to ADTRAN Holdings, Inc. - basic	$0.16	$0.05	$(0.02)	$0.23	$(0.42)
Non-GAAP Earnings (Loss) per common share attributable to ADTRAN Holdings, Inc. - diluted	$0.16	$0.05	$(0.02)	$0.23	$(0.42)

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $2.1 million and a $4.1 million effect of redemption of RNCI for the three and twelve months ended December 31, 2025 and a $0 and a $3.0 million effect of redemption of RNCI for the three and twelve months ended December 31, 2024.

(2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(5) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(6) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(7) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks. Includes fees incurred for the expansion of internal controls at Adtran Networks and the implementation of the DPLTA which was completed as of December 31, 2024.

(8) Includes professional fees related to an internal investigation and a related SEC inquiry, a provision in connection with a potential 401(k) plan corrective action, employee exit costs and fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net cash provided by operating activities	$42,238	$12,188	$2,438	$129,767	$103,571
Purchases of property, plant and equipment and developed technologies (1)	(19,708)	(17,029)	(14,335)	(69,265)	(65,172)
Free cash flow (Non-GAAP)	$22,530	$(4,841)	$(11,897)	$60,502	$38,399

(1) Purchases related to capital expenditures and developed technologies.